Exhibit 99.1

AvePoint Announces Pricing of Public Offering

JERSEY CITY, N.J., September 16, 2025 – AvePoint (Nasdaq: AVPT), the global leader in data security, governance and resilience, today announced the pricing of an underwritten public offering (the “Offering”) of 13,290,360 shares of its common stock, par value $0.0001, with such shares of common stock being offered by the selling stockholders named in the prospectus (the “Selling Stockholders”), at a public offering price of S$19.50 per share, in connection with the previously announced plan to list its shares of common stock on the Main Board of the Singapore Exchange Securities Trading Limited (the “SGX-ST”).

AvePoint’s common stock is listed on Nasdaq under the symbol “AVPT.” AvePoint’s common stock is expected to begin trading on the SGX-ST at 9:00 a.m. (Singapore time) on September 19, 2025 under the symbol “AVP”, following the settlement of the Offering around 8:30 p.m. (Eastern time) on September 18, 2025. In addition, KEM Phoenix, LLC has granted the underwriters an option to purchase up to an additional 1,993,550 shares of common stock, exercisable within a 30-day period from the SGX-ST listing date, at the public offering price, solely to cover over-allotments in the Offering, if any.

The principal purpose of the Offering is to create a market for AvePoint’s common stock on the SGX-ST. AvePoint will not receive any proceeds from the Offering.

Jefferies LLC, Morgan Stanley & Co. LLC, Oversea-Chinese Banking Corporation Limited and UBS Securities LLC are acting as joint global coordinators and joint bookrunners for the Offering.

A registration statement on Form S-3 (Registration No. 333-290264) (including a base prospectus) has been filed with the SEC and became automatically effective on September 15, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the Offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement reflecting the final terms of the Offering will be filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY, 10022, by telephone at 877-821-7388, or by email at Prospectus_Department@Jefferies.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by email at prospectus@morganstanley.com; Oversea-Chinese Banking Corporation Limited, by telephone at +65 6530 1275; or UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, New York 10010, by telephone at (888) 827-7275, or by email at ol-prospectus-request@ubs.com.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer or an invitation to buy any securities of AvePoint, nor shall there be any offer or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AvePoint:

Beyond Secure. AvePoint is the global leader in data security, governance, and resilience, going beyond traditional solutions to ensure a robust data foundation and enable organizations everywhere to collaborate with confidence. Over 25,000 customers worldwide rely on the AvePoint Confidence Platform to prepare, secure, and optimize their critical data across Microsoft, Google, Salesforce, and other collaboration environments. AvePoint’s global channel partner program includes approximately 5,000 managed service providers, value-added resellers, and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information:

AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143